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                                  EXHIBIT 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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         We hereby consent to the inclusion in the Prospectus of this
Registration Statement on Form SB-2 of our report dated September 12, 2001, except as noted therein, related to the consolidated financial statements of JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) as of July 31, 2001 and for the years ended July 31, 2001 and 2000, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                             /s/ J.H. Cohn LLP

                                             Roseland, New Jersey
                                             May 6, 2002